                                February 15, 2000


Inacom Corp.
10810 Forman, Suite 200
Omaha, Nebraska 68154
Attention: Chief Financial Officer

                 RE: REVOLVING CREDIT FACILITY COMMITMENT LETTER

Ladies and Gentlemen:

     Compaq Computer Corporation ("COMPAQ" or the "LENDER") understands that Inacom Corp. ("INACOM" or the "COMPANY") is proposing to sell (the "ASSET SALE") to ITY Corp., a wholly-owned subsidiary of Compaq (the "BUYER"), certain assets pursuant to an Asset Purchase Agreement dated as of January 4, 2000 among Inacom, Compaq and the Buyer, as amended by the First Amendment to Asset Purchase Agreement dated as of the date hereof (as so amended, the "ASSET PURCHASE AGREEMENT"). You have asked Compaq to commit to provide up to $55.5 million of financing to Inacom following the consummation of the Asset Sale pursuant to the secured credit facility (the "FACILITY") described below.

     Compaq is willing to provide the Facility upon the terms and conditions specified herein. Compaq's commitment hereunder shall become effective when the Company signs copies of this Commitment Letter and returns it to Compaq.

FULL DISCLOSURE

     You represent, warrant and covenant that (i) the pro forma financial statements of the Company and its subsidiaries furnished by you did not contain, as of the time they were furnished, any material misstatement of fact or omit, as of such time, to state any material fact necessary to make the statements therein taken as a whole not misleading, in the light of the circumstances under which they were made; and (ii) the projections regarding the future performance of the Company and its subsidiaries furnished by you have been prepared in good faith based on assumptions believed to be reasonable at the time of preparation thereof.

CERTAIN CONDITIONS

     Certain of the terms of the Facility are set forth in the Summary of Terms and Conditions attached hereto (the "TERM SHEET"). The Term Sheet is intended as an outline only but does summarize all of the material terms, conditions, covenants, representations, warranties and other provisions which will be contained in definitive financing agreements for the Facility. Compaq's commitment is subject to the satisfaction of the conditions set forth in the Term Sheet and (i) the negotiation, execution and delivery of a credit agreement (the "CREDIT AGREEMENT") and other definitive financing agreements, prepared by Davis Polk & Wardwell, special counsel to Compaq, containing terms and conditions consistent with the Term Sheet and otherwise reasonably satisfactory to Compaq, by not later than May 1, 2000 and (ii) the consummation of the Asset Sale in accordance with the Asset Purchase Agreement.

COSTS AND EXPENSES

     By your acceptance of this Commitment Letter, you agree that all costs and expenses (including the reasonable fees and expenses of Davis Polk & Wardwell, counsel for Compaq) incurred by Compaq in connection with the collection or enforcement of this Commitment Letter and the definitive financing agreements or any default under, or amendment or waiver of, the definitive financing agreements shall be for your account.

INDEMNIFICATION

     By your acceptance of this Commitment Letter, the Company agrees to indemnify and hold harmless Compaq and each of its affiliates (including, without limitation, any controlling person) and the directors, officers, employees and agents of each of the foregoing parties (each, an "INDEMNIFIED PERSON") in accordance with the provisions of Schedule 1 hereto, which is incorporated herein and made a part of this Commitment Letter.

MISCELLANEOUS

     This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer, and shall not be deemed to confer, any benefits upon, or create any rights in or in favor of, any Person other than the parties hereto, except as provided above with respect to Indemnified Persons.

     The offer by Compaq set forth in this Commitment Letter will terminate at 5:00 p.m., New York time, on the closing date of the Asset Sale (the "ASSET SALE CLOSING DATE"), unless on or before that date and time it has received a copy of this Commitment Letter signed by you. The provisions set forth above under "Costs and Expenses" and "Indemnification" shall survive any such termination of the offer under this Commitment Letter, and shall be binding regardless of whether a Credit Agreement or other definitive documentation is signed.

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

         This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York. Each of you and Compaq hereby submits to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Commitment Letter or the transactions contemplated hereby. Each of you and Compaq hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and to the right to have a trial by jury. All payments under this Commitment Letter shall be paid in U.S. Dollars to the relevant payee in New York City, without set-off or counterclaim and free and clear of any withholding or other taxes.


                            Very truly yours,


                            Compaq Computer Corporation

                            By:____________________________________
                                Name:   Ben K. Wells
                                Title:  Chief Financial Officer (Acting),
                                        Vice President and Corporate Treasurer



Agreed and accepted as of the
date first above written:

Inacom Corp.


By:______________________________________
     Name:
     Title:


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

                                   SCHEDULE 1

     Capitalized terms used but not defined in this Schedule are used as defined in the Commitment Letter (the "COMMITMENT LETTER") to which this
Schedule is attached and into which it is incorporated.

     The Company agrees to indemnify, defend and hold harmless each Indemnified Person from and against any and all losses, claims, demands, damages, liabilities and other expenses of any kind (collectively, "LOSSES") to which any Indemnified Person may become subject, insofar as such Losses (or actions or other proceedings commenced or threatened in relation thereto) relate to or in any way arise from the Facility or any proposed or actual use of the proceeds of the Facility, and to reimburse each Indemnified Person for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against any such Loss or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding out of which any such Loss arises), it being understood that the indemnification provided for herein shall not apply to any losses, claims, demands, damages, liabilities and other expenses arising from the Asset Purchase Agreement or the performance, or failure to perform, thereunder by any party thereto, any such indemnification to be provided, if at all, under the Asset Purchase Agreement and the other instruments, agreements and documents entered into pursuant thereto or in connection therewith. The Company will not be responsible, however, for any such Losses of any Indemnified Person that are determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person's gross negligence or willful misconduct. No Indemnified Person shall be liable to any other person, firm, corporation or other legal entity for consequential damages which may be alleged as a result of the Commitment Letter or the Facility.

     The Company shall not be liable for any settlement of any proceeding effected without its prior written consent (which shall not be unreasonably withheld), but if settled with such consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify each Indemnified Person from and against any Loss (other than Losses determined by final and nonappealable judgement of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person's gross negligence or willful misconduct) by reason of such settlement or judgment. The Company shall not, without the prior written consent of each Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding.


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

                                                                      EXHIBIT A


                         SUMMARY OF TERMS AND CONDITIONS


 BORROWER:              Inacom Corp., a Delaware corporation.

 FACILITY:              $55,500,000 revolving credit facility (the "FACILITY").

 PURPOSE: Proceeds will be used for general corporate purposes, including working capital.


 LENDER:                Compaq Computer Corporation ("COMPAQ" or the "LENDER").

 SECURITY:              The Company's obligations under the Facility will be
                        secured by perfected "silent" second lien on all of the assets securing the Company's obligations under the Credit Agreement dated as of April 9, 1999 among the Company, the lenders party thereto, IBM Credit
                        Corporation, as Documentation Agent, Banque Nationale de
                        Paris, as Syndication Agent, and Deutsche Bank AG, New
                        York Branch, as Administrative Agent (as amended through the closing date of the Asset Sale, the "DB CREDIT
                        AGREEMENT"). The Guarantees described below will be secured by perfected "silent" second liens on all of the assets of the Guarantors (as defined below) securing such Guarantors' obligations under their guarantees of the DB Credit Agreement.

GUARANTEES:             Each of the Company's subsidiaries that shall have
                        guaranteed the DB Credit Agreement (the "GUARANTORS") will guarantee the Company's obligations under the Facility, up to the maximum amount possible without violating applicable fraudulent conveyance laws.

BORROWING OPTIONS AND
INTEREST PERIODS:       LIBOR and Base Rate. LIBOR and Base Rate will be
                        determined on a basis substantially similar to the basis used under the DB Credit Agreement, except that the Company may only elect interest periods for LIBOR loans of 1 month.

INTEREST RATES:         Margins over adjusted LIBOR and margins over Base Rate
                        will be 2% above the corresponding margins set forth in the DB Credit Agreement.

                        Interest in respect of Base Rate loans shall be payable quarterly in arrears on the last business day of each quarter. Interest in respect of LIBOR loans shall be payable in arrears at the end of the applicable interest period. Interest will also be payable at the time of conversion or repayment of any loans and at maturity. All interest and fee calculations shall be based on a 360-day year and actual days elapsed or, in the case of interest on Base Rate Loans based on the prime rate, a 365/366-day year and actual days elapsed.

                        Upon any default in the payment of principal or interest, all overdue amounts shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate loans from time to time or, in the case of LIBOR loans prior to the end of the then pending interest period, at the rate which is 2% in excess of the rate otherwise then borne by such loans. Such interest shall be payable on demand.

 COMMITMENT:            From the Asset Sale Closing
                        Date through the 90th day
                        following the Asset Sale
                        Closing Date:                               $0

                        From the 91st day following
                        the Asset Sale Closing Date
                        through the 120th day following
                        the Asset Sale Closing Date:              $25,000,000

                        From the 121st day following
                        the Asset Sale Closing Date
                        and thereafter (subject to
                        reduction pursuant to
                        "AMORTIZATION" below):                    $55,500,000

MATURITY DATE:          September 30, 2001.

AMORTIZATION:           The Commitment shall be reduced in nine equal monthly
                        installments beginning on January 31, 2001. Any loans outstanding in excess of the amount of the Commitment as reduced from time to time shall be repaid.

VOLUNTARY PREPAYMENTS:  Permitted at any time with one business day's notice for Base Rate loans and three business days' notice for LIBOR loans. The

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

                        Company will compensate the Lender for any break-funding losses if it prepays LIBOR loans at any time other than the end of an Interest Period.

CONDITIONS TO           The Facility shall become effective on the date (the
EFFECTIVENESS:          "EFFECTIVE DATE") upon which all of the following
                        conditions precedent shall have been satisfied:

                        1.        Completion of the Credit
                                  Agreement containing the terms
                                  and conditions set forth in
                                  the Commitment Letter and this
                                  Term Sheet and otherwise in
                                  form and substance reasonably
                                  satisfactory to the Lender,
                                  and completion of other
                                  customary documentation
                                  relating to the Facility in
                                  form and substance reasonably
                                  satisfactory to the Lender,
                                  including receipt by the
                                  Lender of reasonably
                                  satisfactory opinions of
                                  counsel to the Company as to
                                  the transactions contemplated
                                  thereby, together with
                                  customary closing
                                  documentation.

                        2.        The Asset Sale shall have been
                                  consummated in accordance with
                                  the Asset Purchase Agreement.

                        3.        Absence of any pending or
                                  threatened actions, suits or
                                  proceedings against the
                                  Company or any of its
                                  subsidiaries or otherwise
                                  relating to the Facility, that
                                  could reasonably be expected
                                  to have a material adverse
                                  effect on the rights or
                                  remedies of the Lender or the
                                  ability of the Company or any
                                  Guarantor to perform its
                                  obligations under the Credit
                                  Agreement, the guarantees
                                  thereof by the Guarantors or
                                  any of the other financing
                                  documents or a Material
                                  Adverse Effect (defined in a
                                  manner substantially similar
                                  to the definition thereof in
                                  the DB Credit Agreement).

CONDITIONS TO INITIAL   The obligations of the Lender to make the initial
BORROWING:              borrowing under the Facility shall be subject to the
                        following conditions (in addition to the "Conditions to Each Borrowing" set forth below):

                        1.        The Effective Date shall have
                                  occurred.

                        2.        Creation and perfection of
                                  security arrangements referred
                                  to under "Security" above to
                                  the satisfaction of the
                                  Lender, all in form and
                                  substance reasonably
                                  satisfactory to the Lender.

                        3.        The DB Credit Facility shall
                                  have been amended by an
                                  amendment in the form of
                                  Exhibit A hereto or otherwise
                                  in form and substance
                                  satisfactory to the Lender.

                        4.        The Agreement for Inventory
                                  Financing, dated April 27,
                                  1998, between IBM Credit
                                  Corporation and the Company,
                                  as amended, shall have been
                                  amended by an amendment in the
                                  form of Exhibit B hereto or
                                  otherwise in form and
                                  substance satisfactory to the
                                  Lender so as to permit the
                                  Asset Sale, the Facility and
                                  the security therefor.

                        5.        The Lender shall have received
                                  consolidated statements of
                                  income and cash flows for the
                                  Company and its subsidiaries
                                  for the month of April 2000,
                                  certified by the chief
                                  financial officer of the
                                  Company as fairly presenting
                                  the consolidated income and
                                  cash flows of the Company and
                                  its subsidiaries for such
                                  month in accordance with GAAP
                                  (the "APRIL FINANCIAL
                                  STATEMENTS").

                        6.        (i) EBITDA (as defined in the
                                  DB Credit Agreement) for the
                                  month of April 2000 (as set
                                  forth in the April Financial
                                  Statements) shall not have
                                  been less than $(14,000,000)
                                  or (ii) EBITDA (as so defined)
                                  for the two month period of
                                  April and May 2000 (as set
                                  forth in the April Financial
                                  Statements and the May
                                  Financial Statements (as
                                  defined below)) shall not have
                                  been less than $(23,000,000)
                                  or (iii) the Company shall
                                  have been in compliance as of
                                  June 30,2000 with all of the
                                  financial covenants set forth
                                  in the Credit Agreement and
                                  shall have delivered
                                  consolidated financial
                                  statements of the Company and
                                  its subsidiaries as at such
                                  date and for the periods then
                                  ended and a compliance
                                  certificate setting forth the
                                  calculations necessary to
                                  demonstrate such compliance.

CONDITIONS TO THE FIRST
BORROWING THAT RESULTS
IN OUTSTANDING LOANS
EXCEEDING $25,000,000:  The obligations of the Lender to make the initial borrowing under the Facility that results in there being outstanding loans in an aggregate principal amount exceeding $25,000,000 shall be subject to the following conditions (in addition to the "Conditions to Each Borrowing" set forth below):

                        1.        The Lender shall have received
                                  consolidated statements of income and
                                  cash flows for the Company and its
                                  subsidiaries for the month of May 2000,
                                  certified by the chief financial officer of the Company as fairly presenting the consolidated income and cash flows of the Company and its subsidiaries for such month in accordance with GAAP (the
                                  "MAY FINANCIAL STATEMENTS")

                        2. (i) EBITDA (as defined in the DB Credit Agreement) for the two month period of April and May 2000 (as set forth in the April Financial Statements and the May Financial Statements) shall not have been less than $(23,000,000) or (ii) the Company shall have been in compliance as of June 30,2000 with all of the financial covenants set forth in the Credit Agreement and shall have delivered consolidated financial statements of the Company and its subsidiaries as at such date and for the periods then ended and a compliance certificate setting forth the calculations necessary to demonstrate such compliance.


CONDITIONS TO
EACH BORROWING:         Each borrowing under the Facility will be subject
                        to satisfaction of the following conditions:

                        1. The Effective Date shall have occurred.
                        2. Absence of Default.
                        3. Accuracy of representations and warranties in all
                           material respects.
                        4. Loans in the full amount of the then available
                           borrowing base under the DB Credit Agreement
                           are outstanding under the DB Credit Agreement.
                        5. The cash and cash equivalent investments of the
                           Company and its subsidiaries, before giving
                           effect to such borrowing, shall not exceed
                           $10,000,000 on the date of borrowing.
                        6. There shall exist no default under the DB
                           Credit Agreement that has not been cured or waived.

REPRESENTATIONS
AND WARRANTIES:               The representations and warranties will be
                              substantially similar to those contained in the DB
                              Credit Agreement.

COVENANTS:                    The covenants will be substantially similar to
                              those contained in the DB Credit Agreement, except that the financial covenant levels set forth in the DB Credit Agreement shall be modified as set forth in Annex I hereto.

EVENTS OF DEFAULT:            The events of default will be substantially
                              similar to those contained in the DB Credit
                              Agreement, except that the cross-default provision will not apply to the DB Credit Agreement, which will instead be subject to cross-acceleration and cross-payment-default provisions.

INCREASED COSTS/CHANGE OF
CIRCUMSTANCES:                The Credit Agreement will contain customary
                              provisions protecting the Lender in the event of unavailability of funding, illegality, increased costs and funding losses.

ASSIGNMENTS AND
PARTICIPATIONS:               The Lender will be able to assign all or a pro
                              rata portion of its outstanding loans and Commitment with the consent of the Borrower (such consent not to be unreasonably withheld or delayed).

INDEMNIFICATION:              The Company will indemnify the Lender against all
                              losses, liabilities, claims, damages or expenses relating to the loans, the Facility and the Company's use of the loan proceeds, or the commitments, including but not limited to attorneys' fees and settlement costs, except for losses, liabilities, claims, damages or expenses caused by such indemnitee's gross negligence or willful misconduct, it being understood that the indemnification provided for herein shall not apply to any losses, liabilities, claims, damages or expenses relating to the Asset Purchase
                              Agreement or the performance, or failure to perform, thereunder by any party thereto, any such indemnification to be provided if at all, under the Asset Purchase Agreement and the other instruments, agreements and documents entered into pursuant thereto or in connection therewith.

WAIVER OF SET-OFF:            The Borrower will provide customary waivers of set
                              off rights. The Lender will waive its rights to set off amounts owed by the Lender to the Company against amounts owed by the Company to the Lender under the Facility.

GOVERNING LAW AND FORUM:      State of New York.

EXPENSES:                     The Company will pay all reasonable legal and
                              other out-of-pocket expenses of Compaq, including the fees and expenses of counsel to Compaq, in connection with collection under or enforcement of, or any default under, or amendment or waiver of, the definitive financing agreements.

JURISDICTION:                 The parties will submit to the jurisdiction of the
                              federal and state courts of the State of New York.

                                                                        ANNEX I

          RELATIONSHIP BETWEEN DB CREDIT AGREEMENT AND COMPAQ FACILITY
                              FINANCIAL COVENANTS


                                                  DB CREDIT    COMPAQ
                                                  AGREEMENT   FACILITY
  MINIMUM EBITDA                                  ($20)       ($30) 6/30/00
                                                  ($6)        ($16) 9/30/00
                                                  $7          ($3)  12/31/00
                                                  $15         $5    3/31/00

  MINIMUM NET WORTH                               $185        $178.5

  MAXIMUM LEVERAGE RATIO   Funded Senior          2.15x       2.55x Q1'01
                                                  1.95x       2.3x  Thereafter

                           Funded Debt            5.2x        6.05x Q1'01
                                                  4.65x       5.35x Thereafter

  MINIMUM EBITDA
  TO INTEREST EXPENSE RATIO                       5.5x        4.9x  Q1'01
                                                  6.0x        5.3x  Thereafter

  MINIMUM CURRENT RATIO                           0.95x       0.85x


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